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                                                                    EXHIBIT 23.4


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No 1 to the Registration Statement (Form S-3 No. 333-43423) and related Prospectus of Metal Management, Inc. for the registration of 15,896,858 shares of its common stock of our report dated February 28, 1997 (except Note 8, as to which the date is June 23, 1997) with respect to the financial statements of The Isaac Corporation and of our report dated February 28, 1997 (except Note 9, as to which the date is June 23, 1997) with respect to the financial statements of Ferrex Trading Corporation, included as Exhibits 99.1 and 99.2 in Metal Management, Inc.'s Current Report on form 8-K dated June 23, 1997, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP


Toledo, Ohio

January 12, 1998